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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pacific Scientific Company on Form S-8 of our report dated February 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Pacific Scientific Company for the year ended December 29, 1995.


/s/ Deloitte & Touche LLP

Costa Mesa, California
July 18, 1996